Exhibit 99.1

We make a material difference Investor Presentation August 22, 2019 NYSE American: CCF Shareholder & Investor Relations Department Phone: +1 781.332.0700 E-mail: InvestorRelations@ChaseCorp.com Corporate Website: www.ChaseCorp.com

2 Forward-Looking Statements Certain statements in this presentation are forward-looking. These can be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated”; “forecasted”; “projected”; and “potential”, among others. These forward-looking statements are based on Chase Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products; the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes and the highly competitive environment in which the Company operates. Important factors that could cause actual results to differ materially from our expectations are disclosed under Item 1A (“Risk Factors”) in our latest Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, and should be read together with this presentation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Further Information This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our public filings. Non-GAAP Financial Measures This presentation includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within this presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided herein. EBITDA, EBITDA Margin, Adjusted EBITDA, Segment EBITDA, Segment EBITDA Margin, Organic Revenue and Free Cash Flow are non-GAAP financial measures (“non-GAAP measures”). The Company believes that non-GAAP measures are useful performance measures which are used by its executive management team to measure operating performance, to allocate resources, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance. The Company also believes non-GAAP measures are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. Please note that our definition and measurement of non-GAAP measures may be different from and therefore not directly comparable to similarly-titled measures used by other companies. Non-GAAP measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. See the reconciliations contained herein of these non-GAAP measures to the most comparable GAAP financial measures. Safe Harbor, Reference to Public Filings and Non-GAAP Measures Statements

3 Chase Corporation (“Chase” or “the Company”) is led by a highly-regarded management team with significant experience and an established track record of executing commercial and operational initiatives Leadership Team ✓ To be recognized as a leading manufacturer of protective materials for high-reliability applications ✓ Solidify Chase’s position as a trusted partner to customers by providing effective and reliable product solutions ✓ Create long-term value for our shareholders ✓ Effectively manage risk, implement sustainable business practices and continuously improve operating performance ✓ Develop an ethical corporate culture that emphasizes contributing to the community, respecting the environment and treating employees fairly Vision and Mission ■ Treasurer (2014 – present) ■ Chief Financial Officer (2014 – 2019) ■ Director of Finance (2012 – 2014) ■ CFO of NEPTCO (1992 – 2012) Kenneth J. Feroldi Treasurer (Former CFO) ■ Two decades with the Company ■ President (2008 – present) ■ Chief Executive Officer (2015 – present) ■ Chief Operating Officer (2007 – 2015) Adam P. Chase President and Chief Executive Officer ■ Joined Chase in August 2018 ■ VP Operations Finance and Strategy for Haemonetics Corp. (2016 – 2018) ■ Siemens A.G., most recently as Head of North America Service Sales Finance (2002 – 2016) Christian J. Talma Chief Financial Officer (Former CAO)

Chase At a Glance

CHASE Corporation

We make a material difference

Company Highlights

Chase Corporation a global specialty chemicals company that is a leading manufacturer of protective materials for high-reliability applications across a broad range of market sectors

- **Headquarters:** Westwood, Massachusetts, U.S.A.
- **Employees:** ~730 (~620 U.S., ~110 other)
- **Segments:** (1) Industrial Materials, (2) Construction Materials
- **Product Offering:** Specialty tapes, laminates, adhesives, sealants, coatings, specialty chemical intermediates and superabsorbent polymers
- **End-Markets:** Medical, telecommunications, electronics, energy distribution, automotive, appliance, consumer goods, general industrial, infrastructure, bridge & highway, housing, others
- **Facilities:** Fifteen manufacturing sites, located in California, Illinois, Massachusetts (2), North Carolina (3), Pennsylvania (2), South Carolina, Texas; and China, England (2), India
- **Competitive Advantages:** Competes on the basis of technical performance, service reliability, quality and price

Corporate Identity

"At Chase Corporation, we make a material difference by manufacturing protective materials that are used in a wide variety of applications where long-lasting protection is critical to a product's success and is a material part of enhancing a product's value to its user."

Adam P. Chase
President & Chief Executive Officer

Attractive Business Profile [3]

Revenue by Geography



Other 7%
UK 7%
North America 86%

Revenue by Segment



Construction Materials 18%
Industrial Materials 82%

Market Cap [1]	TTM Revenue [2]	TTM Gross Margin [2]	TTM EBITDA [2]	TTM EBITDA Margin [2]	3-Year EBITDA CAGR [2]
$0.9 B	$289 M	36%	$64 M	22%	1%

4

[1] Market capitalization data as of August 21, 2019
[2] Twelve months ended May 31, 2019 (CAGR is for twelve months ended May 31, 2016 and May 31, 2019); see reconciliation of non-GAAP measures later in this presentation
[3] For fiscal year ended August 31, 2018

Corporate Evolution

CHASE Corporation
We make a material difference

Established Wire and Cable "Roots" *1946 - 1989*	Transformation and Globalization *1990 - 2010*	Reinvestment into Growth *2011 - Today*
▪ Founded in 1946 as Chase & Sons ▪ Reverse merger with Columbia Technical Corporation in 1970 ▪ Developed the HumiSeal line of conformal coatings ▪ Acquired Royston business of protective coating tapes and other protectants ▪ Corporate restructuring resulted in a new leadership team and the divestiture of non-core businesses	▪ Product offering transformation: – Product portfolio shift toward innovative, high-reliability solutions – Continued inorganic growth in core protective materials ▪ Focused on growing core tapes and coatings businesses (Chase & Sons, HumiSeal and Royston) ▪ Globalization and diversification through acquisitions and partnership agreements ▪ Streamlined, modernized and consolidated manufacturing processes	▪ Continued expansion of core coatings, adhesive and sealant technologies through a related diversification approach ▪ Strategically positioned for growth and margin expansion ▪ Ongoing investments in facility, systems and organizational consolidation to improve performance and gain economies of scale ▪ Four recent significant investments (NEPTCO, Henkel's Specialty Chemical Intermediates product lines, Resin Designs, Stewart Superabsorbents)
Chase & Sons® HumiSeal® Royston®	CHASE Protective Coatings C.I.M. Industries Inc. CONCOAT PaperTyger Serviwrap® Tapecoat®	NEPTCO dualite ZAPPATEC Resin Designs stewart superabsorbents

5

6  Inorganic growth through attractive acquisitions and integration  Consolidation and rationalization where appropriate  Organic growth in select areas through market and product development  Generate actionable growth strategies  Develop sustainable competitive advantages  Continual improvement  Operate in the zone of sustainability  ethical approach to decision-making, risk management and business conduct  Focus on gross margins, working capital management and free cash flow  Financial discipline and flexibility  a strong balance sheet is fundamental Proven growth strategy sharply focused on building upon core businesses, and enhancing operational infrastructure and commonalities to gain competitive advantage Strategy and Philosophy Financial Discipline Strategic Drivers Business Philosophy Chase’s Core Strategy

7 Description ■ Incorporated into other manufacturers’ products ■ Demand fluctuates with overall economic activity – Mild seasonality due to weather and holidays ■ Sold for use in several construction-related markets ■ Demand highly dependent on individual projects – Subject to quarterly changes, including substantial seasonality Revenue [1] $232 million $52 million EBITDA Margin[1] 26% 30% Product Offerings Wire & Cable/ Specialty Materials Electronic Coatings/ Materials Specialty Chemical Intermediates Pipeline Coatings Water & Wastewater Bridge & Highway Key Products ■ Detection tapes ■ Shielding tapes ■ Pulling tapes ■ Strand seal compound ■ Durable paper products ■ Conformal coatings ■ Moisture protective coatings ■ Anti-static tapes ■ Adhesives and sealants ■ Polymeric microspheres ■ Polyurethane dispersions ■ Superabsorbent polymers ■ Casing fill service ■ Cold-applied tapes ■ Epoxy systems ■ Hot-applied tapes ■ Liquid coatings ■ Primers ■ Specialized high performance coating and lining systems ■ Asphalt waterproofing additive ■ Expansion and control joint systems ■ Waterproofing membranes Select End Markets Brand Names Segment Manufacturing ocations ■ Blawnox, PA ■ Granite Falls, NC ■ Greenville, SC ■ Lenoir, NC ■ Newark, CA ■ O’Hara Township, PA ■ Oxford, MA ■ Pawtucket, RI ■ Woburn, MA ■ Pune, India ■ Suzhou, China ■ Winnersh, England ■ Blawnox, PA ■ Evanston, IL ■ Houston, TX ■ O’Hara Township, PA ■ Rye, England Construction Materials [1] For Fiscal Year 2018. EBITDA Margin calculation assumes corporate and common costs are split according to revenue (see reconciliation later in this presentation) Segments Overview Industrial Materials Energy Electronics Oil & Gas Industrial Aerospace Automotive Electronics Appliances Intermediates Transport Coatings Oil & Gas Wastewater Water Wastewater Infrastructure Construction Medical Water 7

8 769% 213% 199% - 200% 400% 600% 800% 1,000% 1,200% May-09 May-11 May-13 May-15 May-17 May-19 Chase Corporation Chemicals Index S&P 500 23% 15% 0% 10% 20% 30% Industry Leading Profitability [2] Peer Group Average [1] Stock performance, including comparative Chemicals Index, information furnished by KeyBanc Capital Markets [2] Peer group consists of DB:HEN3, NYSE:FUL, TSX:ITP, NYSE:ROG and NYSE:RPM per company filings, as furnished by KeyBanc Capital Markets [3] See reconciliation of Chase’s twelve months ended May 31, 2019 EBITDA margin within this presentation Differentiated Platform Drives Superior Results and Outsized Growth ✓ Highly Differentiated Business Attributes… ✓ ...Driving Superior Results and a Strong Foundation for Continuous Growth Broad Portfolio of Protective Material Technologies Proven Consolidator with Attractive Pipeline of Highly Accretive Targets World-Class Operational Platform Anchored by Strong North American Presence Sustainable Financial Performance With Strong Cash Flow Generation Entrenched Relationships with Diversified, High Quality Customer Base Differentiated R&D Capabilities Drive Strong Product Innovation Chase has significantly outperformed both the S&P 500 and the Chemicals Index over the past 10 years [1] (LTM EBITDA margin) [3] 22%

Broad Portfolio of Protective Material Technologies

CHASE Corporation

We make a material difference

Chase boasts an attractive portfolio of protective material technologies serving well-diversified end-markets poised for continued growth

	Product Technology	Electronics	Consumer & Packaging	Cable Industry	Telecom & Utilities	Medical	Bridge & Highway	Water and Wastewater	Energy Infrastructure	Automotive	Description
Industrial Materials	Superabsorbent Polymers		●	●		●			●		Specialty materials for water and liquid management, remediation and protection
Industrial Materials	Adhesive and Sealant Systems	●			●	●				●	Custom formulated adhesives and sealants for use in electronic applications
Industrial Materials	Insulating and Conducting Materials	●		●	●						High-performance tapes, coatings and sealants
Industrial Materials	Pulling and Detection Tapes				●			●	●		Specialty tapes used to install and locate cables and utilities
Industrial Materials	Polymeric Microspheres	●	●				●			●	Polymer products for weight and density reduction as well as sound dampening
Industrial Materials	Laminated Film Foils	●	●	●						●	EMI/RFI shielding tapes used in communication cables
Industrial Materials	Cover Tapes	●	●								Reliable anti-static tapes essential to delivering semiconductor components
Industrial Materials	Polyurethane Dispersions						●	●		●	Water-based polyurethane dispersions utilized in various coating products
Industrial Materials	Moisture Protective Coatings	●								●	Coatings for electronic circuitry found in automobiles and appliances
Industrial Materials	Laminated Durable Papers		●								Specialty laminated paper products primarily for envelope converters
Construction Materials	Protective Pipe Coating Tapes				●			●	●		Specialty tapes used in construction and repair of water, oil and gas infrastructure
Construction Materials	Protectants for Bridge Decks						●				Protectants for highway bridge deck metal-supported surfaces
Construction Materials	Fluid Applied Coating and Lining Systems							●			Coatings and linings used in the water and wastewater treatment industries
Construction Materials	Joint Control Systems						●				Expansion and control joint systems for roads, bridges, stadiums and runways
Construction Materials	Asphalt Additives						●				Waterproofing additive for highways, bridges and runway surfaces

9

Proven Consolidator with Attractive Pipeline of Highly Accretive Targets

CHASE Corporation
We make a material difference

Chase has built a global platform through consistent organic growth and successful integration of key acquisitions

- Demonstrated track record of identifying, executing and integrating highly accretive and synergistic strategic acquisitions
- Focus on purchasing high-quality assets at attractive prices
- Proven ability to successfully nurture and integrate targets into Chase's collaborative culture
- Ongoing discipline to rationalize product portfolio where appropriate
- Ideally positioned to continue undertaking strategic acquisitions → maintains a robust pipeline of acquisition targets

Proven Ability to Acquire, Integrate, Optimize and Grow Assets

- **2009**: Acquired Grace Construction Products (Pipeline Coatings); Acquired C.I.M. Industries (Coating & Lining Systems)
- **2010**: Sold RWA, Inc. (Electronic Manufacturing Services)
- **2012**: Acquired NEPTCO Inc. (Wire & Cable Materials)
- **2014**: Sold Insulfab product line (Aircraft Cover Films)
- **2015**: Acquired remaining interest in NEPTCO JV (Fiber Optic Cable Components); Acquired from Henkel Corporation (Specialty Chemical Intermediates)
- **2016**: Acquired HumiSeal India Private Limited (Electronic Coatings); Sold RodPack product line (Wind Energy Composite)
- **2017**: Acquired Resin Designs (Sealants & Adhesives); Sold Fiber Optic Cable Components product line
- **2018**: Acquired Stewart Superabsorbents, LLC (Superabsorbents); Sold remaining Structural Composite Rod product lines

10

World-Class Operational Platform Anchored by Strong North American Presence

CHASE Corporation
We make a material difference

Chase's global footprint and best-in-class manufacturing and R&D capabilities provide significant competitive advantages and access to high-growth markets

Attractive Global Footprint With Differentiated Manufacturing and R&D Capabilities

Platform Overview



Woburn, MA
Adhesive Systems
Oxford, MA
Specialty Tapes
Westwood, MA
Headquarters
O'Hara Township, PA
Waterproofing Sealants
Evanston, IL
Pipe Coating Tapes
Newark, CA
Sealant Systems
Blawnox, PA
Pipe Coating Tapes
Lenoir, NC
Laminated Film Foils
Granite Falls, NC
Pulling & Detection Tapes
Hickory, NC
Superabsorbents
Greenville, SC
Polymeric Microspheres
Houston, TX
Specialized Coatings
Winnersh, UK
Conformal Coatings
Pune, India
Conformal Coatings
Rye, UK
Pipe Coating Tapes
Suzhou, China
Cover Tapes
Industrial Materials Production Facility [1]
Construction Materials Production Facility [1]

The Company's broad manufacturing footprint provides a solid platform for global expansion

Platform Highlights

- ✓ Fifteen manufacturing facilities strategically located in the US (11), UK (2), China and India
- ✓ Distribution centers in Canada, France and the Netherlands
- ✓ Broad footprint with products sold globally across various sales channels → direct, distribution and royalty
- ✓ Earns royalties from electronic coating products licensed to a manufacturer in Asia and structural composite rod products licensed globally
- ✓ Highly efficient platform with strong focus on operational excellence
- ✓ World-class productivity and efficiency with significant opportunity for further optimization
- ✓ Well-invested facilities support significant incremental growth
- ✓ Minimal ongoing annual maintenance capital spending required

[1] Our manufacturing facilities are distinct to their respective segments with the exception of our O'Hara Township, PA and Blawnox, PA facilities, which produce products related to both operating segments. Classifications above based on predominant operating activity at each respective location

11

12 [1] Organic revenue defined as legacy businesses, plus revenue from acquired businesses beginning 12 months after acquisition, less revenue associated with currently divested businesses for all periods shown [2] See reconciliation later in this presentation All years are fiscal years ended August 31 Sustainable Financial Performance with Strong Cash Flow Generation Organic Growth in Revenue by Fiscal Year [1] Revenue by Fiscal Year ($ in millions) Free Cash Flow by Fiscal Year [2] ($ in millions) Adjusted EBITDA by Fiscal Year [2] ($ in millions) Construction Materials Revenue CAGR: -0.3% Industrial Materials Revenue CAGR: 7.3% Adjusted EBITDA CAGR: 13.5% Organic Revenue CAGR: 12.1% ($ in millions) Free Cash Flow CAGR: 11.1%

13 Income Reinvested Into Business, Coupled With a Return to Shareholders [1] Net income attributable to Chase Corporation All years are fiscal years ended August 31 Net Income by Fiscal Year [1] ($ in millions) Earnings Per Diluted Share by Fiscal Year ($ per share) Cash Dividends Per Share by Fiscal Year Paid $0.10 in 2015 was a special dividend for gain from the sale of a business ($ per share) Dividends Paid as a % of Prior Year Net Income [1] Gains from sales of businesses: FY2014: $3.7 mm; FY2016: $0.7mm; FY2017: $1.4 mm; FY2018: $1.1mm Gains from sales of businesses: FY2014: $0.40; FY2016: $0.07; FY2017: $0.15; FY2018: $0.12

14 Expanded Global Presence Chase is well positioned to continue executing on its proven growth strategy underpinned by multiple initiatives and recent platform enhancements Multiple Growth Avenues Strategic M&A Drive Share Gains in Existing Markets Execute on Compelling New Product and End- Market Opportunities Favorable Industry and End-Market Dynamics Improved Margin Profile through Integration and Optimization ■ Growth strategy sharply focused on building upon core competencies ■ Robust M&A pipeline provides significant revenue growth potential ■ Multiple initiatives underway focused on acquisition integration, improving operating efficiency and optimizing the platform ■ Continued expansion in new geographies to enhance capacity and product mix ■ Capitalize on expected growth in core end-markets including electronics, housing and automotive. ■ Leverage Chase’s full suite of market-leading capabilities to expand customer wallet share ■ Chase’s size, geographic footprint, industry focus and financial capacity uniquely position the Company to capture additional growth through product innovation and new market expansion

15 [1] See calculation later in this presentation All years are fiscal years ended August 31 Balance Sheet Supports an Acquisition Program ROE % and ROA % by Fiscal Year [1] Current Ratio at Fiscal Year End [1] Debt to Equity Ratio at Fiscal Year End [1] Chase used $65 million from its revolving credit facility in December 2017 (fiscal 2018) for the acquisition of Stewart Superabsorbents, LLC. None of the $65 million was still outstanding at May 31, 2019.

16 Financial Appendix For trailing twelve months ended May 31, 2019 and fiscal years ended August 31. Please note that values and percentages may appear to not add up because of rounding.

Income Statement Summary – Trailing Twelve Months

CHASE Corporation
We make a material difference

($ in millions)	Three Months Ended				TTM Ended	CAGR, TTM
	Aug 31, 2018	Nov 30, 2018	Feb 28, 2019	May 31, 2019	May 31, 2019	May 31, 2019 v. May 31, 2014
Industrial Materials	$ 61.6	$ 60.2	$ 57.3	$ 59.7	$ 238.8	7.4%
Construction Materials	15.8	12.3	9.4	12.4	49.9	-1.8%
Revenue	**$ 77.5**	**$ 72.5**	**$ 66.6**	**$ 72.1**	**$ 288.7**	**5.4%**
Less: Cost of products and services sold	48.0	46.6	43.2	46.4	184.2	
Gross profit	**$ 29.5**	**$ 25.9**	**$ 23.4**	**$ 25.7**	**$ 104.5**	**6.4%**
% of Revenue	*38.0%*	*35.8%*	*35.1%*	*35.6%*	*36.2%*	
Less: Selling, general and administrative	14.4	13.4	13.1	13.3	54.1	
Less: Other operating expenses	1.3	0.3	2.4	0.2	4.1	
Operating income	**$ 13.8**	**$ 12.3**	**$ 7.9**	**$ 12.3**	**$ 46.3**	**5.9%**
Plus: Gain on sale of business, real estate or license	—	—	—	—	—	
Plus: Other (expense) income, net	0.2	(0.5)	(1.0)	(0.1)	(1.4)	
Income before income taxes	**$ 14.0**	**$ 11.8**	**$ 6.9**	**$ 12.2**	**$ 44.9**	**2.9%**
Less: Income taxes	2.8	3.0	1.7	3.6	11.1	
Net Income	**$ 11.2**	**$ 8.8**	**$ 5.3**	**$ 8.5**	**$ 33.8**	**5.9%**
Plus: Net (income) loss attrib. to noncontrolling interest	—	—	—	—	—	
Net income attributable to Chase Corporation	**$ 11.2**	**$ 8.8**	**$ 5.3**	**$ 8.5**	**$ 33.8**	**5.8%**
% of Revenue	*14.4%*	*12.2%*	*7.9%*	*11.8%*	*11.7%*	
Plus: Interest exp., Income taxes, Depreciation, Amort.	8.4	7.5	6.2	8.0	30.1	
EBITDA	**$ 19.6**	**$ 16.4**	**$ 11.5**	**$ 16.5**	**$ 63.9**	**4.7%**
% of Revenue (EBITDA Margin [1])	*25.3%*	*22.6%*	*17.2%*	*22.9%*	*22.1%*	
Adjustments, net	0.1	0.5	2.7	0.2	3.5	
Adjusted EBITDA [1]	**$ 19.7**	**$ 16.8**	**$ 14.1**	**$ 16.7**	**$ 67.4**	**8.4%**
% of Revenue	*25.4%*	*23.2%*	*21.2%*	*23.2%*	*23.3%*	

[1] See reconciliation later in this presentation

17

Income Statement Summary – Fiscal Years

CHASE Corporation
We make a material difference

($ in millions)	Fiscal Years Ended August 31, 2013	2014	2015	2016	2017	2018	CAGR 2013-2018
Industrial Materials	$ 163.5	$ 169.7	$ 176.5	$ 181.7	$ 203.0	$ 232.3	7.3%
Construction Materials	52.6	54.3	61.5	56.4	49.6	51.9	-0.3%
Revenue	**$ 216.1**	**$ 224.0**	**$ 238.0**	**$ 238.1**	**$ 252.6**	**$ 284.2**	**5.6%**
% Growth	*45.1%*	*3.7%*	*6.3%*	*0.0%*	*6.1%*	*12.5%*	
Less: Cost of products and services sold	146.0	145.2	149.2	144.4	146.0	175.1	
Gross profit	**$ 70.0**	**$ 78.8**	**$ 88.8**	**$ 93.7**	**$ 106.5**	**$ 109.1**	**9.3%**
% of Revenue	*32.4%*	*35.2%*	*37.3%*	*39.3%*	*42.2%*	*38.4%*	
Less: Selling, general and administrative	43.2	42.6	46.0	44.6	47.7	52.3	
Less: Other operating expenses	—	—	0.6	1.3	0.7	1.7	
Operating income	**$ 26.8**	**$ 36.2**	**$ 42.2**	**$ 47.8**	**$ 58.1**	**$ 55.1**	**15.5%**
Plus: Gain on sale of business, real estate or licence	—	5.7	—	1.0	2.9	2.6	
Plus: Other (expense) income, net	(1.0)	(1.4)	(1.0)	1.3	(0.1)	(0.7)	
Income before income taxes	**$ 25.8**	**$ 40.5**	**$ 41.2**	**$ 50.1**	**$ 60.9**	**$ 57.0**	**17.2%**
Less: Income taxes	9.1	14.0	14.8	17.3	18.9	13.8	
Net Income	**$ 16.7**	**$ 26.5**	**$ 26.4**	**$ 32.8**	**$ 42.0**	**$ 43.1**	**20.8%**
Plus: Net (income) loss attrib. to noncontrolling interest	0.5	0.1	(0.1)	—	—	—	
Net income attributable to Chase Corporation	**$ 17.2**	**$ 26.6**	**$ 26.3**	**$ 32.8**	**$ 42.0**	**$ 43.1**	**20.2%**
% of Revenue	*8.0%*	*11.9%*	*11.1%*	*13.8%*	*16.6%*	*15.2%*	
Plus: Interest exp., Income taxes, Depreciation, Amort.	21.0	25.6	28.4	31.8	34.0	32.6	
EBITDA [1]	**$ 38.2**	**$ 52.3**	**$ 54.8**	**$ 64.6**	**$ 76.0**	**$ 75.8**	**14.7%**
% of Revenue (EBITDA Margin [1])	*17.7%*	*23.3%*	*23.0%*	*27.1%*	*30.1%*	*26.7%*	
Adjustments, net	1.8	(5.4)	0.8	(0.6)	(2.0)	(0.5)	
Adjusted EBITDA [1]	**$ 40.0**	**$ 46.9**	**$ 55.6**	**$ 64.0**	**$ 74.0**	**$ 75.2**	**13.5%**
% of Revenue	*18.5%*	*20.9%*	*23.4%*	*26.9%*	*29.3%*	*26.5%*	

[1] See reconciliation later in this presentation
Values and percentages in table may not add due to rounding

18

Reconciliation to Non-GAAP Measures (1)

CHASE Corporation
We make a material difference

($ in millions)	Fiscal Years Ended August 31, 2013	2014	2015	2016	2017	2018	TTM Ended May 31, 2019
Revenue [A]	$ 216.1	$ 224.0	$ 238.0	$ 238.1	$ 252.6	$ 284.2	$ 288.7
Net income attributable to Chase Corporation	$ 17.2	$ 26.6	$ 26.3	$ 32.8	$ 42.0	$ 43.1	$ 33.8
Interest expense	1.3	1.1	1.1	1.1	0.8	1.2	0.8
Income taxes	9.1	14.0	14.8	17.3	18.9	13.8	11.1
Depreciation expense	5.9	5.7	5.8	5.6	5.1	5.8	5.6
Amortization expense	4.8	4.8	6.8	7.8	9.1	11.8	12.7
EBITDA [1], [B]	**$ 38.2**	**$ 52.3**	**$ 54.8**	**$ 64.6**	**$ 76.0**	**$ 75.8**	**$ 63.9**
EBITDA Margin [1], [B]/[A]	***18%***	***23%***	***23%***	***27%***	***30%***	***27%***	***22%***
Gain on sale of license; businesses; real estate [2]	—	(5.7)	—	(1.0)	(2.9)	(2.6)	-
Pension curtailment and settlement costs [3]	1.2	0.3	0.2	0.0	0.0	—	0.5
Acquisition-related costs [4]	—	—	0.6	—	0.6	0.4	-
Cost of sale of inventory step-up [5]	0.6	—	0.1	—	0.2	1.1	(0.5)
Loss on Impairment of Goodwill [6]	—	—	—	—	—	—	2.4
Other reconciling items [7]	—	—	—	0.4	0.1	0.6	1.0
Adjusted EBITDA [1]	**$ 40.0**	**$ 46.9**	**$ 55.6**	**$ 64.0**	**$ 74.0**	**$ 75.2**	**$ 67.4**
Net cash provided by operating activities	$ 28.2	$ 28.6	$ 41.0	$ 48.8	$ 51.9	$ 46.1	44.7
Less: Purchases of property, plant and equipment	(3.0)	(4.3)	(2.6)	(2.0)	(3.2)	(3.5)	(2.4)
Free Cash Flow [1]	**$ 25.1**	**$ 24.3**	**$ 38.3**	**$ 46.8**	**$ 48.7**	**$ 42.6**	**$ 42.3**

[1] EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow are non-GAAP measures, and should not be considered in isolation or construed as an alternative to our Net income attributable to Chase Corporation, Net cash provided by operating activities, or other measures as determined in accordance with U.S. GAAP. Our measurement of EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow may not be comparable to similarly-titled measures used by other companies. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company's reported results prepared in accordance with GAAP.

[2] Represents gain on sale of the structural composites rod business in FY18, gain on sale of a license in FY18; gain on sale of the fiber optic cable components business in FY17, of the RodPack wind energy business in FY16, and of the sale of the Insulfab business in FY14; gain on sale of Bridgewater MA former corporate headquarters and Paterson NJ facility in FY17

[3] Represents pension-related curtailment and settlement costs due to the timing of lump-sum distributions

[4] Represents costs related to the December 2017 acquisition of Zappa Stewart, the September 2016 acquisition of Resin Designs, and the January 2015 acquisition of the specialty chemical intermediates product line

[5] Represents expenses related to the step-up in fair value of inventory through purchase accounting from the December 2017 acquisition of Zappa Stewart, the September 2016 acquisition of Resin Designs, the January 2015 acquisition of the specialty chemical intermediates product line, and the June 2012 acquisition of NEPTCO

[6] Includes the writedown of goodwill associated with polyurethane dispersions product line in February, 2019

[7] Includes exit costs related to Granite Falls, Pawtucket and Randolph facilities, write-down of assets under construction incident to a sale of a business, and an annuity settlement

19

20 Reconciliation to Non-GAAP Measures (2) ($ in millions) Industrial Construction Corporate & Chase Materials Materials Common Corporation Revenue [A] $ 232.3 $ 51.9 $ — $ 284.2 Income (loss) before taxes $ 66.1 $ 18.2 $ (27.3) $ 57.0 Interest expense 0.9 0.2 — 1.2 Depreciation expense 4.0 0.8 1.0 5.8 Amortization expense 10.5 1.3 — 11.8 EBITDA [1] $ 81.5 $ 20.5 $ (26.3) $ 75.8 Split of Corporate & Common [2] (21.5) (4.8) 26.3 — Segment EBITDA [B] $ 60.1 $ 15.7 — $ 75.8 Segment EBITDA Margin [1], [2], [B]/[A] 26% 30% 27% [2] Corporate and Common Costs have been allocated according to revenue. [1] EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow are non-GAAP measures, and should not be considered in isolation or construed as an alternative to our Net income attributable to Chase Corporation, Net cash provided by operating activities, or other measures as determined in accordance with U.S. GAAP. Our measurement of EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow may not be comparable to similarly-titled measures used by other companies. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Fiscal Year Ended August 31, 2018

21 Calculation of Other Measures Utilized ($ in millions) Net income attributable to Chase Corporation [A] $ 17.2 $ 26.6 $ 26.3 $ 32.8 $ 42.0 $ 43.1 Current Assets [B] $ 100.0 $ 125.9 $ 116.0 $ 138.8 $ 114.1 $ 126.2 Total Assets [C] 224.4 245.5 255.6 262.8 254.7 316.5 Current Liabilities [D], [1] 32.4 36.1 37.5 68.5 27.3 28.9 Total Long-term Debt, including Current Portion [E] 64.4 58.8 51.8 43.4 - 25.0 Chase Corporation Stockholders' Equity [F] 112.8 136.6 154.3 174.1 210.9 246.8 Return on Assets (ROA), [A]/(average of [C]), [2] 7.8% 11.3% 10.5% 12.7% 16.2% 15.1% Return on Equity (ROE), [A]/(average of [F]), [2] 16.3% 21.4% 18.1% 20.0% 21.8% 18.9% Current Ratio, [B]/[D], [1] 3.1 3.5 3.1 2.0 4.2 4.4 Total Long-term Debt to Equity, [E]/[F] 0.6 0.4 0.3 0.2 - 0.1 [1] The 2016 current liabilities includes all debt [2] Average calculated as a simple average of the applicable year-end and prior year-end balances 2013 2018 Fiscal Years Ended August 31, 2017 2016 2014 2015

22 Questions & Answers Questions from interested parties and Answers from Chase management Section 1: Corporate Strategy & Risks Section 2: Capital Allocation & Investments Section 3: Acquisitions & Divestitures – Strategy Section 4: Products & Markets Section 5: Competition Section 6: Acquisitions & Divestitures – Transaction-Specific Section 7: Financials, Profitability, Trends Section 8: Organization

23 Q&A Section 1: Corporate Strategy & Risks What is the overall strategy at Chase? “Stay the course” of continued growth in markets we serve via internal and external means, staying close to our core financial principles • M&A • Consolidation • Organic growth in selected areas Given the recent trading price of CCF stock, has the Company considered the possibility of a stock split? With an increased “float” there might be a corresponding increase in investor interest in the stock. In large, our investors find value in liquidity measured in terms of total dollars of CCF stock traded per day, and not in the price of individual shares. Over the past few years, liquidity has increased. Since there are both one-time and recurring costs to splitting the stock, the cost/benefit to Chase and its shareholders is not attractive at this time, as we do not believe that a stock split would change the total dollars traded per day. You suggest Chase Corp is a GDP+ type business. How do you justify this? Our growth over the past few years has been focused on our specialty chemicals platforms, which provide higher returns on revenue growth than the oldest parts of our company. The oldest parts, such as cable materials, are in “harvest mode,” and provide a stable cash flow that supports our other strategic moves.

Q&A Section 2: Capital Allocation & Investments (1)

CHASE Corporation
We make a material difference

Please discuss your capital allocation philosophy and priorities going forward.

We will continue to use free cash flow and leveraged debt as our two main sources of capital to fund strategic initiatives.

It seems like there is minimal CapEx in your business?

Explicit CapEx is fairly low, since our major pieces of production equipment have long useful lives and the technology changes slowly. However, CapEx is often embedded in our M&A activity. While our reported "Purchases of property, plant and equipment" totaled $3,488, $3,199, $2,046 and $2,642 for fiscal 2018, 2017, 2016 and 2015, respectively, these do not include:

- *Zappa Stewart acquisition (fiscal 2018) - $1,872 in PP&E obtained*
- *Resin Designs acquisition (fiscal 2017) - $623 in PP&E obtained*
- *HumiSeal India Private Limited acquisition (fiscal 2016) - $1,027 in PP&E obtained*
- *Henkel specialty chemical intermediates acquisition (fiscal 2015) - $1,064 in PP&E obtained*
- *NEPTCO acquisition (fiscal 2012) - $18,657 in PP&E obtained.*

We currently have several on-going capital projects that are important to our long-term strategic goals. Machinery and equipment will be added as needed to increase capacity or enhance operating efficiencies in our manufacturing plants. Also, we can readily increase production in our facilities through adding shifts, without needing to acquire additional equipment.

What is the maximum level of leverage that you are comfortable having on your balance sheet?

Our all-revolver debt agreement with BoA, Citizens Bank and JPMorgan calls for no more than a 3.25x leverage on EBITDA (defined in the credit agreement), and that is our high-end comfort level.

24

25 Q&A Section 2: Capital Allocation & Investments (2) You refinanced your previously existing debt agreement. What was the purpose of the refinancing and what is Chase’s strategy for utilizing the revolving debt? In December 2016, we replaced our preexisting term loan with a more flexible and larger all-revolver facility with a $150 million base plus an “accordion” of an additional $50 million under the same terms and conditions. The credit agreement allows for greater flexibility in our M&A program, maintains favorable borrowing rates and allows us to convert any portion to term debt. Chase plans to utilize the new revolving debt agreement in line with its existing core strategies, including using it in part to finance the December 2017 acquisition of Zappa Stewart. What is Chase’s priority for use of excess cash? Our main focus is to increase shareholder value through growth initiatives where the return is greater than the cost of capital. We focus on our Mergers, Acquisitions and Divestitures program as the first priority for “excess” cash, as well as strategic market and product development efforts. Our variable debt structure allows us to pay down debt (de-lever) in times when a project is not ready for investment, and then subsequently use the debt structure to make accretive acquisitions, so debt repayment is our second priority. Our third priority is to pay out special dividends. In view of Chase’s low float, buying back shares is not currently in our plans. What was the basis for keeping the dividend the same as last year at $0.80? We base our dividend on the net income we earned in the prior fiscal year. We distribute, via a dividend, 15-20% of this amount, depending on future needs of the Company for growth, debt repayment, and other capital requirements. Our fiscal year 2018 net income was only 3% higher than in 2017, so we did not increase the dividend from its prior year level.

26 Q&A Section 3: Acquisitions & Divestitures – Strategy (1) With regards to mergers and acquisitions, please discuss: How you source deals (i.e., bankers, sellers come to you, you approach sellers, etc.)? Yes to all. What internal resources do you have dedicated to M&A? We utilize a cross-functional team made up of senior management and outside consultants. The integration process? We expect to fully integrate all new acquisitions into our business model with centralized administrative services and inclusion in our centrally-managed ERP environment. Opportunities for cost and/or revenue synergies? Each opportunity is unique, but we always look to leverage our fixed costs. The financial hurdles or returns you seek when doing M&A? We look for any acquisition to be accretive to our overall metrics (GM %, ROI, ROE, etc.). The level of M&A to expect going forward? Mergers, acquisitions and divestitures will continue to be an important part of our strategy.

27 Q&A Section 3: Acquisitions & Divestitures – Strategy (2) Are acquired companies folded 100% into Chase Corp, or are they run autonomously? Do you retain key executives from the acquired company? We centralize the back office and administrative functions while complying with localization requirements in non-U.S. locations. Our goal is to implement our global ERP system at each acquired location within six months. Zappa Stewart and Resin Designs, our most recent acquisitions, are already fully integrated into our single accounting and IT platform. Our preference is to retain “acquired” talent where they will assist in growing the business, and where they are willing to work in the management and controls environment of a U.S. public company. This includes not only management and technical people, but salespeople, production supervisors, and line workers. In general, we have retained key executives from each of our acquisitions. How is the M&A pipeline looking versus, say, twelve months ago? Similar in terms of opportunity, with valuations appearing to be past their peak and returning to more normal (that is, lower) multiple levels. There are always many buyers fishing in the same pond of opportunities. When will you announce your next acquisition? Identification and review of acquisition targets is an important management activity. We are careful in our evaluation process, trying to find an elusive mix of cultural fit, market and process compatibility, likelihood of immediate increase in earnings and free cash flow, and reasonable price. Chase is willing to lose out on a potential deal if it doesn't meet all our criteria.

28 Q&A Section 4: Products & Markets (1) Review your product mix now and how it has changed over time? Chase has grown from its wire and cable roots into a broad range of industrial and construction-related markets, specializing in protective materials for high-reliability applications with specialized properties and formulations. What end markets are your products sold into? Changes over time? Our primary markets span multiple industries (telecommunication, electronics, energy distribution, automotive, appliance, general industrial, infrastructure (water, oil, natural gas), bridge & highway, commercial building, housing, medical, consumer, environmental, mining/drilling, etc.). Our fiscal 2015 acquisition of our specialty chemical intermediates product line, our fiscal 2017 acquisition of Resin Designs and our fiscal 2018 acquisition of Stewart Superabsorbents/Zappa-Tec (“Zappa Stewart”) represent major immediate and long-term opportunities for growth by providing us entry into new markets and expansion in certain markets we already serve. Do you have any significant customer concentration? No. During fiscal 2016, 2017 and 2018, no one customer accounted for as much as 10% of sales. The acquisitions that we have made in recent years have expanded our customer roster and broadened our end-market reach, reducing our customer and industry concentration as a welcome side-benefit. What is the cost of your product as a percent of the product it is being sold into? It obviously varies by product line, but we believe it to generally be a very small part of the cost of the end product or project. How critical are your products to the performance of the products that they are incorporated into? Our products are not typically the “active” part of an end product (e.g., they do not transmit a signal or energy), but rather allow the end product to perform more reliably over time, protect its warranty and increase its durability. Are your products sold direct or via distributors? We use multiple sales channels, depending on market and location. Most revenue comes from direct sales.

29 Q&A Section 4: Products & Markets (2) Are your products a “consumable” or a one-time purchase? Our Industrial Materials segment includes specified products that are used in or integrated into another company’s product, with demand typically dependent upon general economic conditions. These could be viewed as "consumable" in nature. Our Construction Materials segment comprises principally project-oriented product offerings that are primarily sold and used as “Chase” branded products. Each project could be viewed as a one-time purchase, although some projects extend over multiple years and some give rise to follow-on projects (and purchases). Are any of your products sold on a contract basis? We have agreements with some of our large customers covering prices, terms, warranties, specifications, etc., but our standard terms and conditions do not include minimum purchase quantities, “take or pay” or exclusivity provisions. Can you walk through your manufacturing process? Our products are made in batches, with the specific processes varying greatly by product line. There are usually one to three steps, including coating, laminating, blending, polymerizing, mixing, weaving, printing, slitting and containerizing. Our products are produced quickly, going from raw materials to finished goods typically within a day or two. Some products lines are made to order, but most are made to stock, with some products being held in semi-processed form awaiting specific customer requirements. How important are automotive-related sales to your current results and planned future growth? The automotive industry is important to us, as our products are used throughout current vehicles. For example, HumiSeal and Resin Designs products are utilized in engine and cabin control systems, in-dash circuitry and displays; our polyurethane dispersions are utilized in headliners, dashboards and soft-touch vinyl interior components; our polymeric microspheres are utilized in adhesives and coatings for weight and density reduction, and lining systems for sound dampening; and our cable shielding tapes, among our oldest products, have sales into automotive industry markets. The burgeoning electric vehicle market uses our materials in power/energy management systems and in charging stations. A substantial slowdown in the automotive industry would hurt our results, but no one industry is critical to our future plans.

30 Q&A Section 4: Products & Markets (3) Which products and end-markets will drive your future organic growth? We see growth drivers in several areas using our specialty chemicals technologies: electric vehicles, IoT expansion in consumer products and appliances, broadband and 5G implementations, and in multiple industries using electronics; weight reduction from using polymeric microspheres; and broadened use of superabsorbent polymers in medical, consumer and environmental applications. How is the sales team structured? By segment, division, product, end-market, geography…? Because our products and markets are so varied, our sales organization varies as well. Product line specialization is more important than geography for high-volume product lines, and geography is more important for low-volume ones. Providing a single point of contact for a customer is also important. We try to be easy for our customers to work with while providing cost-effective service. Would expansion into new geographical areas involve an expansion of the direct sales force, or would you rely on independent distributors? We have mostly used direct sales in our Industrial Materials segment, and both direct sales and distribution in our Construction Materials segment. We lean towards direct sales force expansion for new areas, but distribution is always considered as an alternative. There is a third option: to access India, we bought a small Indian manufacturer/distributor of industrial coatings in 2016, and we have purchased small distributors in other areas over the years. What are your “differentiated R&D capabilities?” We spend almost all our R&D effort in developing specific solutions to solve customer problems or extend product capability and function. We are “differentiated” in that our focus is providing products and performance in reliability and protective uses for specific customer requirements, rather than general line extensions for which we hope we can find a market.

31 Q&A Section 4: Products & Markets (4) Can you explain how the polyurethane dispersions (PUD) impairment in FY19 impacts the overall 2015 acquisition of Henkel assets? We bought a combined business of both microspheres and polyurethane dispersions from Henkel. At the time of acquisition we divided the businesses for the purpose of intangibles allocation. Despite the impairment on PUD the combined overall operations that were acquired continue to meet our expectations and deliver results accretive to the Company. Does the PUD impairment mean you are looking to exit the business? No. The Company remains committed to the business and the customers we serve, and PUD is cash flow positive. As with all our products, we constantly evaluate the contributions each provides to the overall goals of the Company and adjust our outlook accordingly. Does the Company have any other areas that have near-term impairment risk? Not as of the date of this Investor Presentation. The Company determined that at the time in Q2 FY19, PUD was the only reporting unit which had significant negative changes to its economic outlook based on our estimates and assumptions related to that business. Determining the fair value of a reporting unit involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates and market conditions. If in the future any of these assumptions significantly deteriorate or a triggering event such as the loss of a large customer occurs for other reporting units, then there is potential for impairment. Chase evaluates the carrying value of each element of our goodwill asset each year in our fourth quarter, and at other times whenever events suggest the need to do so.

32 Q&A Section 5: Competition What is the principal way that you compete in the marketplace (i.e., cost/price, technology/value add, brand/reputation, breadth of offerings, service, etc.)? Diverse products and markets require diverse ways of competing. Price, service, and technology are always important. What do you see as your primary competitive advantages in the market? We are a reliable supplier with a long track record of producing and delivering high-quality value-added products. In certain markets, we are differentiated through the depth and breadth of our proven product solutions to meet specific needs. What percent of your revenue is tied to products that have patents or IP protecting them? Relatively low on legally-protected IP, but our trade secrets are important to our success. We hold various patents, but we believe that they are not material to the success of our business. What proportion of your products could be replaced by a different material/chemical already on the market? Most of our products face pressure from some form of substitution, but we believe we offer both tangible and intangible value to our customers over these alternatives. Product and supply performance proven over years is important to most of our customers, and technological obsolescence is therefore less of an issue than it might be in other industries. Of course, there are other companies that manufacture or sell products and services similar to those made and sold by us. Have there been any new entrants into the markets that you serve in the last 3-5 years? There are always new entrants, or ones that re-appear because of exchange rates and other factors, and existing competitors can expand their presence to new parts of the world where we already sell. However, we have not faced the situation of an Amazon-like competitor swooping in and threatening to dominate a business segment. Would a competitor’s exit radically improve your ability to win business and improve your financial results? Probably not. Given the diversified nature of Chase’s product offerings and markets served, the elimination of any one or two competitors would not dramatically improve the results of the Company as a whole.

33 Q&A Section 6: Acquisitions & Divestitures – Transaction-Specific (1) What was the rationale for the sale of the Fiber Optics Cable Components (FOC) business to Roblon in April 2017? The Company’s initial 50% share in the FOC business was part of our acquisition of NEPTCO in fiscal 2012 (NEPTCO JV). In fiscal 2015, we acquired the other 50% equity share owned by Owens Corning, to give us full control in managing the business. Because of its low growth and margin prospects, and a customer, supplier and equipment base separate from our other businesses, Fiber Optic Cable Components was determined to not be part of Chase’s long-term strategy. The business was worth more as an add-on to Roblon, an established player, than to Chase. Moreover, the deal allowed Chase to offset certain fixed costs in our Granite Falls, NC location by providing services and leasing space to the buyer, while we planned our future uses of the facility and its workforce. We have since largely turned the facility over to Roblon, and are acting as a landlord at this time. How does the acquisition of Zappa Stewart in December 2017 fit into Chase’s strategy? We see this as a continuation of our desire to invest in specialty chemical opportunities where products provide attributes of protection at a low cost and high value. While the business derives some revenue from Wire & Cable customers, the attraction was for products in diversified areas such as medical, consumer, environmental and construction applications. Was the Zappa Stewart transaction part of an auction? No. The principals on both sides have had a lengthy business relationship, and they agreed on the benefits of combining the strengths of each company to maximize value for both. Why did the former owners of Zappa Stewart sell this business? There was a desire by one of the owners to scale back a portfolio of businesses as part of a retirement plan, and a desire by other owners to continue to build the business. Combining SSA and Zappa-Tec into one entity enabled an orderly exit for some and the opportunity for other members to continue to grow the business under the Chase umbrella.

34 Q&A Section 6: Acquisitions & Divestitures – Transaction-Specific (2) Can you explain how tax reform and the Tax Cuts and Jobs Act will impact the Zappa Stewart deal? Was that the reason for the December 31, 2017 close date? We justified the acquisition of this business under then-existing tax laws. We see the tax reform changes as being beneficial to certain aspects of this deal as well as to Chase as a whole. For example, we accelerated depreciation on equipment purchased as part of the transaction. The timing of the close was dictated by our desire to observe the combination of SSA and Zappa-Tec for one full quarter to evaluate the performance of the combined business, and not by tax considerations. What was the multiple that was paid on the acquisition of Zappa Stewart? We have disclosed the Master Purchase Agreement as an exhibit to our public SEC filings. The transaction required the business to deliver a minimum EBITDA of $8.5mm, which was exceeded. On that basis, the transaction multiple, inclusive of working capital adjustment, was 8.6x. Can you clarify what you mean by accretive to earnings? We see Zappa Stewart as increasing our earnings per share after taking into account one-time transaction costs and financing costs. Can you expand on the sale of the Structural Composites Rod business in April 2018? We continued our exit from the composite rod business, receiving a fair price for the business and a participation in future sales growth via a royalty agreement. Like the other businesses we have sold in the past few years, this one is outside our strategic focus area and would never get the attention from us that it will get from the buyer, for whom this is an extension of one of their key businesses.

35 Q&A Section 6: Acquisitions & Divestitures – Transaction-Specific (3) Why did you close the Pawtucket manufacturing facility? What are the savings from closing the plant? Will you continue to use the adjacent office area, or will you sell the whole property? We closed the facility to reduce fixed costs. Continued margin pressures from raw material cost increases and consolidation in our customer base made such action necessary. Pawtucket was the smallest of the three plants that produced wire and cable products, and we determined that there was room for all of Pawtucket’s equipment and inventory in the other two plants. We are not disclosing the anticipated amount, but it will be meaningful in future periods. We will measure the savings by comparing our actual costs in future periods with what we would have expected them to be if we had not closed Pawtucket. We continue to use the office area in the adjacent building to house accounting, IT, and other support functions and are investigating future options for the whole property. How will closing Pawtucket, RI affect your future revenue? Not substantially. Most of the equipment was moved to the other two cable materials plants and is back in production. Why are you exiting the Granite Falls, NC facility, and what impact will this have on the business? The Granite Falls facility came to Chase as part of the NEPTCO acquisition in 2012. When we sold two businesses that were manufactured there, we agreed to leave the related equipment and employees in place and charge rent and other costs to the buyer while we each considered our options. Over time they increased the amount of space they were using, and needed more. We concluded that we could move the only remaining Chase product line (Pulling and Detection) to our nearby Hickory facility, retaining experienced staff, more fully utilizing the Hickory space, and largely eliminating the fixed costs of the Granite Falls facility. Chase continues to own Granite Falls, and its future remains under consideration. The Pulling and Detection business continues unchanged aside from the location of its manufacture.

36 Q&A Section 7: Financials, Profitability, Trends (1) Has your historical revenue growth been driven by volume, price or a combination of the two? Primarily volume, with M&A expansion also significantly contributing to growth. Chase has also increased prices in recent periods to address rising raw material costs. What are the appropriate long-term revenue growth rates to think of for your segments/products? Are these rates being driven by volume, price, or both? We do not provide earnings guidance. We predict both volume and price will play a part in revenue growth, based upon underlying commodity pricing fluctuations. Why has gross margin percent declined in fiscal 2019 and 2018 from fiscal 2017? Is it due to raw materials costs? As we have written in our prior earnings press releases, there are several reasons: • Lag in our ability to quickly pass on raw material cost increases • Increased operational costs following the exit from our Pawtucket, RI plant, which are not anticipated to be long-term additions to our production run rates • Product mix, which shifted to lower margin products, and a temporary increase in low-margin services incidental to the sale of our Structural Composites and Fiber Optic Cable Components businesses. We are taking necessary short- and long-term steps to regain and improve margins where price increases are not practical. What are the primary raw materials in your COGS? We purchase a wide variety of commodity items, including petroleum-based solvents, films, yarns and nonwovens; aluminum and copper foils; specialty papers; and various chemicals, resins, adhesives, polymers and inks. Are you able to pass through raw material cost increases to your customers either contractually or on a spot basis? When raw material costs decline, do you typically keep some of this margin or pass it along to your customers? We usually retain the effects of both cost increases and cost declines in the short term. Over the longer term, these ebbs and flows work themselves through the supply chain.

37 Q&A Section 7: Financials, Profitability, Trends (2) What is the mix of fixed versus variable costs in your business? We do not disclose, but we are focused on leveraging and reducing fixed costs. How much room is left in the consolidation strategy and streamlining of operations? There is room for further consolidation, and an active and opportunistic M&A program means that we are always thinking about how to best use our current set of facilities and equipment. Moving all manufacturing from our Pawtucket, RI and Granite Falls, NC facilities shows that we are serious about reducing fixed costs while maintaining revenue. Can you achieve further margin expansion without significant revenue growth? We believe we can improve margins on a constant-volume basis by leveraging our fixed assets. Short-term margin recovery will be achieved through price/cost passthroughs of past and future cost increases, although this will be a return to prior margin norms rather than an improvement. Can you explain how tax reform and the Tax Cuts and Jobs Act will impact Chase going forward? Ignoring our most significant “discrete” tax items, we had a fiscal 2018 blended rate of approximately 26% (including state tax), and for fiscal 2019 we expect to be at approximately 25% (federal 21% and state 4%). These rates, which are the results of the Tax Act, are significantly below the all-in effective tax rates of 31% and 35% recognized in fiscal 2017 and 2016, respectively. Additionally, certain provisions in the Tax Act have allowed us to repatriate significant amounts of cash from our U.K. operations, without any additional tax effects. You say that “In a time of greater uncertainty” Chase will “pursue tactical business model changes to reduce variable cost.” What are these changes? Similar actions to those we have taken in the past: product pruning, footprint reductions, resource reallocation, divestitures, etc.

38 Q&A Section 7: Financials, Profitability, Trends (3) What is your backlog? How has it changed over time? Our backlog is generally around one month of revenue, and this has been consistent over a long period. Most of our production cycles are short, and most of our products are standard, allowing us to maintain a stock of finished or semi-finished materials that we can ship quickly as customer orders are received. We do not consider our backlog to be an important metric or performance indicator. The new revenue recognition standard (ASC 606) has very slightly accelerated our revenue recognition, with a corresponding very slight reduction in our backlog. How have recent changes in tariffs impacted on the business? What has Chase done to address them? The general theme is one of playing defense. The tariffs have had impacts in several areas across many of our business units: On the supply chain front, we have been forced to accept higher costs of certain raw materials coming from tariffed countries as a result of no other available, reliable or approved sources. These materials do not represent a large portion of our purchases but are necessary in our product formulations. For our more significant purchased items, we have developed non-tariff-sourced materials to have options of avoiding higher tariff levels and in some cases have been successful in minimizing cost impact. We have also altered our manufacturing logistics by utilizing non-U.S. manufacturing facilities where the tariffs do not apply to remain competitive and maintain our margin. We believe that tariffs with China are in part the cause of the Asian headwinds we have been seeing in revenue (trade sales and royalty), most specifically in our electronic and industrial coatings and electronic materials product lines.

39 Q&A Section 8: Organization Christian Talma has replaced Ken Feroldi as CFO, what is the background? Christian joined the Company in August of 2018 as Chief Accounting Officer as part of a succession plan for Ken Feroldi, who sought to reduce his workload and main duties. To ensure a seamless transition, Christian’s first focus as CAO was in the compliance and operations portions of the Finance function. After having successfully managed the year-end audit process and becoming oriented to the business, he assumed the CFO role in February 2019 as part of our annual shareholder meeting. Ken will continue with Chase and serve as our Treasurer with a focus on three main areas within the Finance function: Investor Relations, Capital Structure/Finance, and M&A. What was the reason for the auditor change to Grant Thornton? After over a decade with the prior audit firm, we believe Grant Thornton is better aligned with our size and structure to provide assurance services at a reasonable cost. There were no disagreements with our prior audit firm about accounting or presentation that led to this change. What prompted your announced reorganization into three segments for the fourth quarter of fiscal 2019? What can we expect will be different about your financial disclosures going forward? Due to the recent changes in our business structure, including several recent acquisitions and divestitures within the Industrial Materials segment, changes in senior management and the designation of our Chief Executive Officer as our chief operating decision maker, the Company's management team has restructured its internal and external reporting processes to more accurately reflect the manner in which the business is currently being managed and operated. We divided our Industrial Materials segment into an Adhesives, Sealants and Additives segment and an Industrial Tapes segment, and we renamed our Construction Materials segment as the Corrosion Protection and Waterproofing segment. These changes are straightforward and will provide more detailed reporting of our business results. We will report these three segments instead of the two-segment structure we have used for the past several years effective with our fiscal 2019 10-K/Annual report. For each of these new segments we will be disclosing revenue, gross margin and earnings before tax, among other financial disclosures, and will provide commentary of period over period change in the MD&A section of the document. [ END OF CHASE CORPORATION INVESTOR PRESENTATION ]